UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

Hyperfine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39949	98-1569027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street Guilford, Connecticut (Address of Principal Executive Offices)	06437 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2025, Hyperfine, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (each an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors (the “Offering”): (i) 4,511,278 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants to purchase up to 4,511,278 shares of Common Stock (the “Warrants”). Each share of Common Stock and accompanying Warrant were sold together at a combined offering price of $1.33. The aggregate gross proceeds to the Company from the Offering are expected to be approximately $6.0 million before deducting the placement agent’s fees and estimated offering expenses.

Each Investor (together with its affiliates) may not exercise any portion of the Warrants to the extent that such Investor would own more than 4.99% (or, at the Investor’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from such Investor to the Company, such Investor may increase the amount of ownership of outstanding Common Stock after exercising the Investor’s Warrants up to 9.99% of the number of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant. The Warrants have an exercise price of $1.33 per share, are immediately exercisable and will expire five years from the initial exercise date.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275449) filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2023 and declared effective by the Commission on November 22, 2023, and a prospectus supplement thereunder.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and the Investors and customary indemnification rights of the parties. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Additionally, the Company has granted the Investors a right for one year to participate in certain Subsequent Financings (as defined in the Securities Purchase Agreement) up to an amount equal to 25% of a Subsequent Financing.

On February 11, 2025, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Lake Street Capital Markets, LLC (“Lake Street”) pursuant to which the Company engaged Lake Street as the exclusive placement agent in connection with the Offering. The Company agreed to pay Lake Street a fee in cash up to 7.0% of the gross proceeds from the sale of the Shares and Warrants to the Investors. The Company also agreed to reimburse the Placement Agents for out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $160,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Securities Purchase Agreement and Placement Agent Agreement, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A common stock or common stock equivalents or (ii) file any registration statement or amendment or supplement with respect thereto, subject to certain exceptions, during the 90-day period following the closing of the Offering. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company’s securities which they hold, subject to certain exceptions, during the 60-day period following the closing of the Offering.

The Offering is expected to close on February 12, 2025, subject to satisfaction of customary closing conditions.

The foregoing description of the terms of the Placement Agent Agreement, Securities Purchase Agreement and Warrants are qualified in their entirety by reference to such documents attached as Exhibits 1.1, 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities in this Offering, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the validity of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On February 11, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Including the anticipated net proceeds from the Offering, the Company expects its existing cash and cash equivalents, together with proceeds from the sales of its products and services, will enable it to conduct its planned operations until the end of 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Placement Agent Agreement, by and between the Company and Lake Street Capital Markets, LLC, dated as of February 11, 2025.

4.1	Form of Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of February 11, 2025, by and among Hyperfine, Inc. and the purchasers party thereto

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release dated February 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: February 11, 2025	/s/ Brett Hale
Brett Hale
Chief Administrative Officer, Chief Financial
Officer, Treasurer and Corporate Secretary